SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

EPIC FINANCIAL  CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

                                 000-33417

                                      88-0451534

  (State or other jurisdiction of

                                     (Commission File No.)

                                                   (I.R.S. Employer Identification No.)

incorporation or organization)

7545 N. Del Mar Avenue, Suite 102, Fresno, California 93711

(Address of principal executive offices)

               Registrant's telephone number, including area code:   (559)  435-2767

N/A

                                                     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 4.01.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On May 4, 2005 the Company dismissed its independent accountants Kabani & Company, Inc., CPAs.  The report of Kabani & Company, Inc., CPAs for the fiscal year ended December 31, 2004 contained no adverse opinion, disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern.  The decision to dismiss Kabani & Company, Inc., CPAs was made by the Board of Directors of the Company on May 3, 2005.  At no time during the fiscal year ended December 31, 2004, nor during the interim period from January 1, 2005 through May 4, 2005, were there any disagreements with Kabani & Company, Inc., CPAs whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  The Company has provided Kabani & Company, Inc., CPAs with a copy of this Form 8-K prior to filing with the Securities and Exchange Commission and requested a response thereto by Kabani & Company, Inc., CPAs.  The letter of Kabani & Company, Inc., CPAs concerning its dismissal as the Company's principal accountant is attached hereto as Exhibit 16.3.

On May 4, 2005, the Company engaged the firm of Kelly & Company CPAs of Costa Mesa, California as independent accountants for the Company.  Prior to May 4, 2005, neither the Company, nor anyone on its behalf, had consulted with Kelly & Company CPAs concerning the accounting principles of any specific completed or contemplated transaction, any type of audit opinion on the Company's financial statements or any other material factor which might be considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

a.    Financial Statements.

        None

b.    Exhibits.

        16.3  Letter of Kabani & Company, Inc., CPAs, dated May 9,  2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  May 9, 2005

EPIC FINANCIAL CORPORATION

By: /s/ Rodney R. Ray

Rodney R. Ray, President